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Exhibit 10.1

AGREEMENT REGARDING PROVISION OF WATER AND USE OF WATER

        This Agreement Regarding the Provision and Use of Water (the "Agreement") is entered into effective this 21st day of October, 2002, by and among Desert Inn Improvement Company, a Nevada corporation ("DIIC"), Wynn Resorts Holdings, LLC, a Nevada limited liability company ("Holdings") and Wynn Las Vegas, LLC, a Nevada limited liability company ("Wynn Las Vegas") (Holdings and Wynn Las Vegas shall be collectively referred to herein as ("Wynn'). The DIIC and Wynn are collectively referred to herein as the "Parties."

        This Agreement is entered into with reference to the following facts:

  A.
  DIIC is the current owner of water rights (collectively, the "Water Rights") corresponding to Certificate Numbers 4731, 4765, 4766, 7827, 7828, 7829, and 7830 (collectively, the "Certificates"), whose designated place of use has historically been and currently is the property commonly known as the Desert Inn Golf Course, which is substantially of the land more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Golf Course Land").

  B.
  DIIC holds a certificate of public convenience and necessity from the Public Utilities Commission of Nevada (the "PUCN"), under which DIIC is allowed to supply water within a specific geographic area ("Designated Area").

  C.
  Holdings is the current owner of the Golf Course Land.

  D.
  Wynn Las Vegas is the tenant, and Holdings and Palo, LLC ("Palo') are the landlord, under that certain Lease dated October 21, 2002 (the "Wynn Las Vegas Lease"), pursuant to which Wynn Las Vegas is leasing that certain real property located in the County of Clark, State of Nevada, more particularly described in the Wynn Las Vegas Lease (the "Wynn Las Vegas Land") from Holdings and Palo on the terms and conditions contained in the Wynn Las Vegas Lease. The Wynn Las Vegas Land includes the Golf Course Land.

  E.
  DIIC and Wynn desire to reaffirm that DIIC will continue to supply water to the Golf Course Land to the extent of the Water Rights, and to the extent the Golf Course Land is included in the Designated Area, unless and until DIIC and Wynn modify this Agreement in writing.

  F.
  DIIC and Wynn further acknowledge that the Golf Course Land has been the appropriate place of use relative to the Water Rights, and the owner of the Golf Course Land has allowed the Water Rights to be used on the Golf Course Land.

        NOW, THEREFORE, the DIIC and Wynn agree as follows:

        1. Except to the extent required to do otherwise by the PUCN, DIIC hereby agrees to continue to provide water to the Golf Course Land to the extent of the Water Rights, and to the extent the Golf Course Land is included in the Designated Area, and to apply the Water Rights to the place of use designated on the Certificates. Except to the extent required to do otherwise by the PUCN, DIIC shall not diminish, restrict, or cease to provide water to the Golf Course Land to the extent of the Water Rights, and shall not limit in any fashion the application of the Water Rights to beneficial use on the Golf Course Land.

        2. Except to the extent required to do otherwise by the PUCN, DIIC shall continue to provide water to the Golf Course Land on the same terms and conditions as the water is currently being provided to the Golf Course Land.

        3. DIIC and Wynn acknowledge that they intend by this Agreement to continue the status quo with respect to the provision of water from the Water Rights to the Golf Course Land.

        4. This Agreement including the attached exhibits constitutes the entire agreement between the parties relating to the subject matter hereof. Any amendment to this Agreement will be of no force and effect unless it is in a writing signed by authorized representatives of DIIC and Wynn. Both parties contributed to the drafting of this document. This Agreement shall not be construed against either party solely due to that party's participation in the drafting. Each party hereto has entered into this Agreement based solely on the covenants and agreements set forth herein and not on the basis of any representation, warranty, covenant, agreement, promise, statement, undertaking or arrangement made by or on behalf of the other party and not expressly set forth herein.

        5. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        6. In any action, proceeding, or arbitration arising out of or relating to this Agreement, the prevailing party shall be entitled to receive from the other party, in addition to any other relief that may be granted, the reasonable attorneys' fees, costs and expenses incurred by the prevailing party in the action, proceeding or arbitration.

        7. A waiver by any party of a breach of any of the covenants, conditions or agreements under this Agreement made or to be performed by any other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions of this Agreement.

        8. If any term, provision, condition or covenant of this Agreement or its application to any party or circumstances shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and shall be valid and enforceable to the fullest extent permitted by law.

        9. Any number of counterparts of this Agreement may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement.

        10. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in this State.

        IN WITNESS WHEREOF, DIIC, Holdings and Wynn Las Vegas have executed this Agreement as of the date and year first above written.

"DIIC" DESERT INN IMPROVEMENT CO., a Nevada corporation			"HOLDINGS" WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company
By:	/s/ MARC H. RUBINSTEIN		By:	Valvino Lamore, LLC,
a Nevada limited liability company,
	Name:	Marc H. Rubinstein		its sole member
	Title:	Senior Vice President, General Counsel and Secretary
			By:	/s/ MARC H. RUBINSTEIN
				Name:	Marc H. Rubinstein
				Title:	Senior Vice President, General Counsel and Secretary
			By:	Wynn Resorts Limited, a Nevada corporation, its sole member
			By:	/s/ MARC H. RUBINSTEIN
				Name:	Marc H. Rubinstein
				Title:	Senior Vice President, General Counsel and Secretary
"WYNN LAS VEGAS" WYNN LAS VEGAS, LLC, a Nevada limited liability company
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
By:	Wynn Resorts Limited, a Nevada corporation, its sole member
By:	/s/ MARC H. RUBINSTEIN
	Name:	Marc H. Rubinstein
	Title:	Senior Vice President, General Counsel and Secretary

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AGREEMENT REGARDING PROVISION OF WATER AND USE OF WATER